      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2005.
                                                    REGISTRATION NO. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                 73-0618660
       (State or other jurisdiction of         (I.R.S. Employer Identification
       incorporation or organization)                        Number)

                         1401 ENCLAVE PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77077
           (Address of principal executive offices including zip code)


              PARKER DRILLING COMPANY 2005 LONG-TERM INCENTIVE PLAN
                              (Full title of plan)

                                 JAMES W. WHALEN
                 SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                         1401 ENCLAVE PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77077
                                  281-406-2000
            (Name, address and telephone number of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                          PROPOSED MAXIMUM           PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE        OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE    AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED(1)                  (2)                        (2)                       FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.16 2/3 par
value per share                 3,950,134 shares               $5.435                 $21,468,978.29               $2,527.00
====================================================================================================================================

(1) Each share of Common Stock is accompanied by a Right to purchase Preferred Shares pursuant to the Rights Agreement dated July 14, 1998, as amended, with Wells Fargo Bank, N.A. (formerly Norwest Bank Minnesota, N.A.), as Rights Agent. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the 2005 Long-Term Incentive Plan.

(2) The amounts are based upon the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on May 5, 2005, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


         * Information required by Part I of Form S-8 to be contained in the
         Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.


                               * * * * * * * * * *

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         (2) The Registrant's Current Reports on Form 8-K (and amendments thereto) dated January 4, 2005, February 2, 2005, February 22, 2005, February 28, 2005, April 14, 2005, April 21, 2005, and
                  May 3, 2005.

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated June 16, 1969, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

         (4) The description of the Rights to purchase Preferred Shares contained in the Registrant's Registration Statement on Form 8-A, dated July 14, 1998, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") (other than Current Reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Ronald C. Potter, Esq., whose opinion of counsel is attached hereto as
Exhibit 5, is Vice President, General Counsel and Corporate Secretary of the Registrant. As of April 29, 2005, Mr. Potter directly or indirectly beneficially owned, subject in some cases to certain restrictions, 18,997 shares of Common Stock of the Company and had the right to exercise options to receive an additional 129,896 shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The By-laws of Registrant contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware. In addition, the Registrant has entered into specific agreements with the directors and officers of the Registrant providing for indemnification of such persons under certain circumstances.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         The Registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the 1933 Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following are included as exhibits to this Registration Statement, including those incorporated by reference herein:

              Exhibit No.  Document
              -----------  --------
                 4.1       Parker Drilling Company 2005 Long-Term Incentive Plan
                           (incorporated herein by reference to Annex E to the
                           Registrant's 2005 Proxy Statement dated March 22,
                           2005).

                 4.2       Form of Restricted Stock Award Agreement
                           (incorporated herein by reference to Exhibit 10.2 to the Registrant's 8-K filed May 3, 2005).

                 4.3       Form of Performance Based Restricted Stock Award
                           Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant's 8-K filed May 3,
                           2005).

                  5* Opinion of Ronald C. Potter, Esq., as to legality of securities.

                 23.1*     Consent of PricewaterhouseCoopers LLP.

                 23.2*     Consent of Ronald C. Potter, Esq. (included in
                           Exhibit 5).

                 24* Power of Attorney (included in signature page hereof).

----------
   * Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the 1933 Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 6, 2005.

                                     PARKER DRILLING COMPANY


                                     By: /s/ Robert L. Parker Jr.
                                         ---------------------------------------
                                         Robert L. Parker Jr.
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert L. Parker Jr. and James W. Whalen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                         TITLE                                       DATE
---------                                         -----                                       ----

/s/ Robert L. Parker
--------------------------------------------      Chairman of the Board and Director             May 6, 2005
Robert L. Parker

/s/ Robert L. Parker Jr.
--------------------------------------------      President, Chief Executive Officer
Robert L. Parker Jr.                              (Principal Executive Officer) and Director     May 6, 2005

/s/ James W. Whalen
--------------------------------------------      Senior Vice President and Chief Financial
James W. Whalen                                   Officer (Principal Financial Officer)          May 6, 2005

/s/ W. Kirk Brassfield
--------------------------------------------      Vice President,  Accounting and Finance
W. Kirk Brassfield                                (Principal Accounting Officer)                 May 6, 2005


--------------------------------------------      Director                                       May  , 2005
Bernard J. Duroc-Danner

/s/ R. Rudolph Reinfrank
--------------------------------------------      Director                                       May 6, 2005
R. Rudolph Reinfrank

/s/ Robert M. Gates
--------------------------------------------      Director                                       May 6, 2005
Robert M. Gates

    /s/ John W. Gibson, Jr.
--------------------------------------------      Director                                        May 6, 2005
John W. Gibson, Jr.

/s/ Roger B. Plank
--------------------------------------------      Director                                        May 6, 2005
Roger B. Plank

/s/ Robert E. McKee III
--------------------------------------------      Director                                        May 6, 2005
Robert E. McKee III

                                  EXHIBIT INDEX

Exhibit No.       Document
-----------       --------
 4.1              Parker Drilling Company 2005 Long-Term Incentive Plan (incorporated herein by reference to
                  Annex E to the Registrant's 2005 Proxy Statement dated March 22, 2005).

 4.2              Form of Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant's 8-K filed May 3, 2005).

 4.3              Form of Performance Based Restricted Stock Award Agreement (incorporated herein by reference to
                  Exhibit 10.3 to the Registrant's 8-K filed May 3, 2005).

 5*               Opinion of Ronald C. Potter, Esq., as to legality of securities.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of Ronald C. Potter, Esq. (included in Exhibit 5).

24*               Power of Attorney (included in signature page hereof).


----------
*  Filed herewith.